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                                                                    Exhibit 10.2


                              CONSULTANCY AGREEMENT


                       FISHER & PAYKEL INDUSTRIES LIMITED

                                       and

                             LRS MANAGEMENT LIMITED



THIS AGREEMENT is made this 17h day of October 2001

B E T W E E N

FISHER & PAYKEL INDUSTRIES LIMITED with its registered office at 78 Springs Road, East Tamaki, Auckland (hereinafter called "Healthcare" of the one part)

AND

LRS MANAGEMENT LIMITED with its registered office at 2 Pompallier Terrace, Ponsonby, Auckland (hereinafter called "Management Company") of the other part.


INTRODUCTION

A. Healthcare requires the services of an experienced consultant able to provide legal and commercial advice to Healthcare and to any related or subsidiary company of Healthcare for the period and upon and subject to the terms and conditions set out in this agreement.

B. The Management Company now has offered to provide the services required by Healthcare and has agreed to designate Mr W L Gillanders as the consultant in its employment who will assume responsibility for the provision of such services upon and subject to the terms and conditions of this agreement.


IT IS AGREED

1.      Services to be provided by Management Company

1.1 The Management Company agrees to make the services of Mr W L Gillanders available to Healthcare and to its related and subsidiary companies upon and subject to the terms and conditions of this agreement.

1.2 The services to be provided pursuant to this agreement shall be provided by Mr Gillanders on the basis of 2-1/2 days in each working week (subject to public holidays).

1.3 The Management Company shall ensure that Mr Gillanders exercises the same standard of care as would reasonably be expected to be exercised by a Senior Executive of Healthcare in the performance of his duties hereunder.


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1.4     Healthcare agrees that it has been informed that the Management Company has entered into (or will enter into) an agreement with Fisher & Paykel Appliances Holdings Limited pursuant to which it will provide similar services to that company as are to be provided by it to Healthcare pursuant to this agreement. Accordingly, if from time to time Fisher & Paykel Appliances Holdings Limited requires the services of Mr Gillanders for longer than a 2-1/2 day period in any week or requires him to travel overseas, then the provision of such services to Fisher & Paykel Appliances Holdings Limited shall not constitute a breach of this agreement, provided that a like clause to this Clause 1.4 is included in the agreement between the Management Company and Fisher & Paykel Appliances Holdings Limited.

1.5 During the term of this agreement the Management Company agrees that it will not enter into any agreement with a third party (other than Fisher & Paykel Appliances Holdings Limited as aforesaid) which will require the Management Company to provide the services of Mr Gillanders to such third party without the prior consent of Healthcare.

2.      Provision of Services

2.1 It is intended that Mr Gillanders will provide the consultancy services in Healthcare's office and accordingly Healthcare shall provide such secretarial and other services and facilities to Mr Gillanders as may reasonably be required in relation thereto and shall also ensure that Mr Gillanders has full and free access to all such information, reports and other material in the possession or under the control of Healthcare as he may require in order to provide the required consultancy services.

2.2 Whilst it is contemplated that Mr Gillanders will provide consultancy services in Healthcare's office from time to time Mr Gillanders may also utilise the Management Company's office or his residence for the provision of consultancy services.

3.      Fee for Services

3.1 Healthcare shall pay the Management Company the sum of $200,000 per annum (plus GST) for the consultancy services to be provided hereunder.

3.2 In addition to the consultancy fee Healthcare shall refund to the Management Company all out of pocket costs and expenses of the Management Company necessarily incurred in the provision of the consultancy services with the exception of the travel costs of Mr Gillanders when travelling between his residence or the Management Company's office to Healthcare's office in Auckland.

3.3 The Management Company shall tender invoices for services provided in each calendar month during the term of this agreement, being the sum of $16,666.67 (plus GST) together with any sum due as reimbursement of expenses on or before the 5th day of the next successive calendar month and payment shall be made by Healthcare to the Management Company prior to the 20th day of the month in which each such invoice is received.


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4.      Availability of Mr Gillanders

Healthcare agrees that it has been advised that under its agreement with Management Company Mr Gillanders is entitled to 30 days holiday in each year (which he may take in at the one time or in segments) as well as all New Zealand public holidays. The Management Company shall give Healthcare reasonable notice of any holidays (other than public holidays) to be taken by Mr Gillanders.

5.      Responsibility

If Healthcare shall have any reason to question the conduct of Mr Gillanders, the services provided by Management Company or the operation of this agreement, the matter shall first be raised between the Chairman of Directors of Healthcare and the Management Company who shall endeavour to resolve the actual or perceived problem. In the absence of agreement, each company may then take such action as it deems fit.

6.      Confidentiality

6.1 The Management Company recognises that in order to provide the services to Healthcare contemplated by this agreement Mr Gillanders and the Management Company will necessarily be possessed of information relating to the business and affairs of Healthcare which is of commercial value to Healthcare or to its competitors. Accordingly the Management Company agrees and will procure the agreement of Mr Gillanders that during the term of this agreement neither the Management Company nor Mr Gillanders will:

        6.1.1 Enter into an agreement to provide or provide consultancy services to any third party which carries on a business which is in the same field of activity as Healthcare or which manufactures, designs, imports, produces or sells any products which can be substituted for or compete with products produced or marketed by Healthcare or any subsidiary or associated company of Healthcare or provide services to any such third party.

        6.1.2 Divulge any information concerning the business or affairs of Healthcare to any third party being information which is not already in the public domain at the time of such disclosure.

6.2 Notwithstanding the foregoing if so required by Healthcare Management Company shall require Mr Gillanders to enter into a separate confidentiality agreement with Healthcare which imposes restrictions which are not inconsistent with the foregoing.

7.      Term of Agreement

This agreement has been entered into by the parties on the understanding that Fisher & Paykel Healthcare Corporation Limited will be listed under that name on the New Zealand Stock Exchange and that its registered office will be transferred to 15 Maurice Paykel Place, East Tamaki, Auckland and accordingly, shall commence on the separation of the Healthcare business and of the Appliances business of the Fisher & Paykel group into separate companies, each listed on the New Zealand Stock Exchange (the Separation) or on


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the 1st January 2002 (whichever shall last occur) provided however that if the
Board of Directors of Healthcare resolve at any time that the Separation shall not proceed then this agreement shall terminate forthwith. The term of this agreement shall be for a three year period from the date of commencement as determined by this clause.

8.      Termination

8.1 Each party shall have a right to terminate this agreement by a notice in writing if the other party is in breach of any material term or condition thereof and does not remedy the breach within thirty days of the date of a notice in writing specifying the breach and requiring its remedy.

8.2 Termination of this agreement shall be without prejudice to the other rights or remedies of either party arising out of any default prior to termination and shall also be without prejudice to any sum payable as at the date of termination or services performed or liabilities accrued prior to such date.

9.      Waiver

No waiver of any breach of this agreement shall be deemed to be a waiver of any other or any subsequent breach. The failure of either party to enforce any provision of this agreement at any time shall not be interpreted as a waiver of the provision.

10.     Force Majeure

The Management Company shall not be liable to Healthcare for a failure to perform or carry out its obligations hereunder if the failure results from force majeure.

11.     Indemnity

Healthcare shall indemnify the Management Company and Mr W L Gillanders against all loss, damages or costs suffered or incurred by the Management Company and/or Mr W L Gillanders in performing services under the Agreement, except where such loss, damage and/or costs are the direct result of the gross negligence of, or wilful misconduct by, the Management Company and/or Mr W L Gillanders.

12.     Illness and Accident

If Mr Gillanders is incapacitated by illness or accident so that the Management Company is unable to provide services in accordance with this agreement for a period of six consecutive months, then Healthcare may at its discretion terminate this agreement by a notice in writing to the Management Company.

13.     Notices

Any notice to be given by either party to the other party shall be deemed to have been duly given if in writing and delivered or posted to the other party at its address as set out in this agreement or to such other address as notified to the other party in accordance with this clause and if delivered shall be deemed to have been received on the day of delivery and if posted on the day next following the day after posting.


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14.     Assignment

This agreement is personal to the parties and may not be assigned.





Signed by                                    Signed by
FISHER & PAYKEL INDUSTRIES LIMITED:          LRS MANAGEMENT LIMITED:
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     /s/ Gary Albert Paykel                     /s/ William Lindsay Gillanders
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Director                                     Director


     /s/ David Brian Henry                      /s/ Bronwen Judith Gillanders
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Director                                     Director


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